Exhibit 11.

                              MOBIL CORPORATION
                  COMPUTATION OF EARNINGS PER COMMON SHARE
                 (In millions, except for per-share amounts;
                       number of shares in thousands)


                                                         For the Three Months
                                                            Ended June 30,
                                                            ____________________
Primary                                                       1996       1997
_______                                                   ________   ________

  Net income ...........................................  $    783   $    850
  Less dividends on preferred stock.....................        13         13
                                                          --------   --------
  Net income applicable to common shares ...............  $    770   $    837
                                                          ========   ========

  Weighted average number of primary common shares
    Outstanding ........................................   788,506    787,005
    Issuable on assumed exercise of stock options ......     9,972     11,267
                                                          --------   --------
       Total ...........................................   798,478    798,272
                                                          ========   ========
  Primary earnings per common share ....................  $   0.96   $   1.05
                                                          ========   ========
Fully Diluted
_____________

  Net income ............................ ..............  $    783   $    850
  Less additional contribution to ESOP .................         4          4
                                                          --------   --------
  Adjusted net income applicable to common shares ......  $    779   $    846
                                                          ========   ========

  Weighted average number of primary common shares .....   798,478    798,272
  Increment to assumed exercise of stock options to
    reflect maximum dilutive effect ....................         -        871
  Assumed conversion of preferred stock ................    18,079     17,338
                                                          --------   --------
       Total ...........................................   816,557    816,481
                                                          ========   ========
  Fully diluted earnings per common share ..............  $   0.95   $   1.04
                                                          ========   ========

___________

This Exhibit is included to show that dilution of earnings per common share is immaterial and therefore not necessary for presentation on the Consolidated Statement of Income.

Prior year data have been restated to reflect a two-for-one stock split which had a record date of May 20, 1997.

                           Exhibit 11. (concluded)

                              MOBIL CORPORATION
                  COMPUTATION OF EARNINGS PER COMMON SHARE
                (In millions, except for per-share amounts;
                       number of shares in thousands)

                                                          For the Six Months
                                                            Ended June 30,


Primary                                                     1996         1997


  Net income .........................................  $  1,519     $  1,676
  Less dividends on preferred stock ..................        27           26
                                                          --------     --------
  Net income applicable to common shares .............  $  1,492     $  1,650
                                                          ========     ========
  Weighted average number of primary common shares
    Outstanding ......................................   788,741      787,574
    Issuable on assumed exercise of stock options ....     9,900       10,834
                                                        --------    ---------

        Total ........................................   798,641      798,408
                                                         ========     ========
  Primary earnings per common share...................  $   1.87     $   2.07
                                                         ========     ========

Fully Diluted


  Net Income .........................................  $  1,519     $  1,676
  Less additional contribution to ESOP ...............        10            8
                                                         --------     --------
  Adjusted net income applicable to common shares ....  $  1,509     $  1,668
                                                         ========     ========

  Weighted average number of primary common shares ...   798,641      798,408
  Increment to assumed exercise of stock options to
    reflect maximum dilutive effect ................           -        1,304
  Assumed conversion of preferred stock ..............    18,079       17,338
                                                         --------     --------
        Total ........................................   816,720      817,050
                                                         ========     ========
  Fully diluted earnings per common share.............  $   1.85     $   2.04
                                                         ========     ========
___________

This Exhibit is included to show that dilution of earnings per common share is immaterial and therefore not necessary for presentation on the Consolidated Statement of Income.

Prior year data have been restated to reflect a two-for-one stock split which had a record date of May 20, 1997.


 MOBIL                              -19-